UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K
_____________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2015

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD 57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Daktronics, Inc. 2015 Stock Incentive Plan (the "2015 Plan"), was adopted by the Board of Directors of Daktronics, Inc. (the “Company”) on June 18, 2015 and approved by the Company’s shareholders at the annual meeting of shareholders for fiscal 2015 on September 2, 2015 (the “2015 Annual Meeting”). This summary is not intended to be a complete description of all provisions of the 2015 Plan, and it is qualified by reference to the copy of the 2015 Plan filed as Exhibit A to the Company’s proxy statement for the 2015 Annual Meeting.

Purpose. The purpose of the 2015 Plan is to attract and retain executives, employees, board members and consultants and enable such individuals to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company.

Forms of Awards. The 2015 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units and deferred stock. These awards are described below.

Plan Participants. The Company’s officers, other employees, members of its Board of Directors, and its consultants, in each case, who are responsible for or who contribute to the management, growth and/or profitability of the Company’s business are eligible to be granted awards under the 2015 Plan.

Share Reserve Limit and Counting. Under the 2015 Plan, 3,000,000 shares of the Company’s common stock have been reserved for issuance, and all such shares consist of authorized and unissued shares of stock.

If any shares of the Company’s common stock become available as a result of canceled, unexercised, lapsed or terminated awards under the 2015 Plan, then these shares will again be available for grant of future awards. However, upon a stock-for-stock exercise of an award that involves the withholding of shares of the Company’s common stock for the payment of the exercise price or taxes with respect to an award, the shares of common stock used to pay the exercise price or otherwise withheld shall not become available for future distribution under the 2015 Plan. Each share of stock subject to awards granted under the 2015 Plan is counted as one share for purposes of determining the number of shares available under the 2015 Plan.

Adjustments Upon a Recapitalization or Similar Event. If the Company engages in or is involved in a stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares or other similar recapitalization of its common stock, there will be an appropriate adjustment made, without the consent of any award recipient, to the number and kind of shares of the Company’s common stock subject to and reserved under the 2015 Plan, including any limits on shares established under the 2015 Plan, the exercise or purchase price of each share subject to an award and any other affected terms of such awards.

Administration of the 2015 Plan. The 2015 Plan will be administered by the Company’s Board of Directors through the Company’s Compensation Committee, which currently consists of three independent directors (as “independent” is defined under applicable rules of the Securities and Exchange Commission and The NASDAQ Stock Market).

The Compensation Committee has the power to, among other things, select the recipients to whom awards may be granted under the 2015 Plan, determine the terms of the awards, including the number of shares subject to each award, the vesting, exercisability, forfeiture provisions, performance goals and periods and other terms and conditions of the awards and the amount and form of consideration payable upon exercise, grant or settlement.

The Compensation Committee also has the power to interpret and otherwise administer the 2015 Plan. The Compensation Committee may delegate the authority to choose recipients and determine the terms of the awards to executive officers of the Company under the conditions set forth in the 2015 Plan.

Change in Control. Upon the occurrence of a "Change in Control Termination" (as that term is defined in the 2015 Plan), except as otherwise provided in an award agreement, all outstanding awards granted to an award recipient that have not yet vested will immediately vest, all restrictions on awards will immediately lapse and each outstanding option and stock appreciation right will become fully and immediately exercisable.

Unless provided otherwise in an award agreement, to the extent the acceleration of exercisability or vesting of an award or a cash payment for such award, together with any other payments, could result in excise tax liability under Sections 4999 and 280G of the Internal Revenue Code of 1986, such acceleration or cash payment will be reduced until no portion of such acceleration or cash payment would be subject to such excise tax liability.

Descriptions of Types of Awards. The 2015 Plan provides for the grant of the following types of awards:

•
Stock Options. The 2015 Plan provides for the grant of incentive stock options to the Company’s employees and non-qualified stock options to employees, directors and consultants. Options may be granted with terms determined by the Compensation Committee except that the exercise price of all stock options, whether incentive stock options or nonqualified options, may not be less than 100% (or 110% with respect to incentive stock options granted to 10% shareholders) of the fair market value of the Company’s common stock as of the date of grant. In addition, unless the Compensation Committee determines otherwise, an option will become exercisable in equal installments of 20% of the shares subject to the option on each anniversary of the grant date until fully exercisable and will have a ten-year term (or no more than a five-year term with respect to incentive stock options granted to 10% shareholders).

•
Restricted Stock. With respect to restricted stock, recipients may be conferred all of the rights of a shareholder with respect to such stock, unless an award agreement provides otherwise. Restricted stock will be forfeited to the Company if the recipient ceases to be employed by the Company or to provide services to the Company. Restricted stock may be subject to vesting over time or upon achievement of performance goals. Unless the Compensation Committee determines otherwise, a restricted stock award will vest one year from the date the award is granted.

•
Restricted Stock Units. Restricted stock units are awards of units, each representing one share of the Company’s common stock, and these units are subject to vesting conditions based on a vesting schedule and/or performance criteria established by the Compensation Committee. Restricted stock units will be settled in shares of the Company’s common stock, but unlike restricted stock, these shares would not be issued until the restricted stock units have vested. Unless the Compensation Committee determines otherwise, a restricted stock unit will vest one year from the date of its grant.

•
Deferred Stock. Deferred stock awards are awards of the right to receive shares of the Company’s common stock at the end of a specified deferral period or upon the achievement of specified performance criteria. Unless the Compensation Committee determines otherwise, the deferral period for a deferred stock award is one year from the date the award is granted.

Termination of Employment or Service. Unless an award agreement or the Compensation Committee provides otherwise, upon a termination of employment or service (i) by reason of death or disability, an option (to the extent then vested) will become exercisable for one year after such death or disability or until the expiration of the option term, whichever is shorter; and (ii) for any other reason, an option will be exercisable (to the extent then vested) for three months after such termination or until the expiration of the option term, whichever is shorter. All options that are not vested at the time of such termination of employment or service will terminate at such time. Unless an award agreement provides otherwise, unvested restricted stock, restricted stock units and deferred stock awards will generally be forfeited upon the termination of employment or service for any reason.

Amendment and Termination. The Company’s Board of Directors may amend, alter or discontinue the 2015 Plan, but no amendment, alteration or discontinuation will be made that would impair the rights of a recipient of an award without the recipient’s consent. In addition, the Board will obtain approval of the Company’s shareholders of any amendment, alteration or discontinuation to the extent required by applicable law or exchange rules. The Compensation Committee may amend the terms of any outstanding awards, prospectively or retroactively; however, except with respect to amendments related to changes in capitalization or a "Change in Control" (as that term is defined in the 2015 Plan), no amendment will impair the rights of any recipient without his, her or its consent. In addition, neither the 2015 Plan nor any outstanding option may be amended to decrease the exercise price of such award unless first approved by the requisite vote of the Company’s shareholders. Moreover, neither the 2015 Plan nor any outstanding award made under the 2015 Plan may be amended in a way that could cause an outstanding award to become subject to the tax imposed by Section 409A of the Internal Revenue Code (regarding non-qualified deferred compensation).

Plan Term. The 2015 Plan became effective upon its approval by the company’s shareholders on September 2, 2015, and it will terminate five years after its effective date.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

(a)
On September 2, 2015, the Company held the 2015 Annual Meeting. Of the 43,762,596 shares of the Company's common stock outstanding and entitled to vote at the 2015 Annual Meeting, 40,358,701 shares, or 92.22 percent, which constituted a quorum, were represented at the 2015 Annual Meeting.

(b)	The results of the votes on the proposals at the 2015 Annual Meeting were as follows.

Proposal 1. Election of Directors. The following individuals were elected as directors by the following vote, each to serve a three-year term that expires on the date of the Annual Meeting of Shareholders in 2018 or until his or her successor is duly elected:

	Number of Shares Voted
Director Nominee	For	Withheld	Broker Non-Votes
Byron J. Anderson	27,799,863	2,107,083	10,451,755
Reece A. Kurtenbach	26,986,727	2,920,219	10,451,755
John P. Friel	29,603,687	303,259	10,451,755

Proposal 2. Advisory (non-binding) approval of the Company's executive compensation. The shareholders approved the compensation of the Company's executive officers as described in its proxy statement for the 2015 Annual Meeting by the following advisory vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
28,856,827	799,233	250,886	10,451,755

Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2016 was ratified by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
39,836,643	416,626	105,432	—

Proposal 4. Approval of the Daktronics, Inc. 2015 Stock Incentive Plan and 3,000,000 shares as available for issuance. The approval of the 2015 Plan and the 3,000,000 shares available for issuance was approved by the following vote:

Number of Shares Voted
For	Against	Abstain	Broker Non-Votes
27,719,833	1,939,891	247,222	10,451,755

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The exhibits identified in the attached Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer

September 3, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1
Daktronics Inc. 2015 Stock Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 14, 2015).

10.2	Form of Restricted Stock Award Agreement under the 2015 Plan.

10.3	Form of Non-Qualified Stock Option Agreement Terms and Conditions under the 2015 Plan.

10.4	Form of Incentive Stock Option Terms and Conditions under the 2015 Plan.

10.5	Form of Restricted Stock Unit Terms and Conditions under the 2015 Plan.